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                                                                Exhibit 10.14

                            NEGATIVE PLEDGE AGREEMENT

            THIS NEGATIVE PLEDGE AGREEMENT is made as of September 7, 2004, by and between ("BORROWER") and LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("LENDER").

      In connection with the Loan Documents being concurrently executed between Borrower and Lender, Borrower agrees as follows:

      Except as otherwise permitted in the Loan Documents or pursuant to a licensing, development or other partnering transaction or other business relationship related to the use or development of Borrower's intellectual property (a) that is in the Borrower's ordinary course of business, or (b) that is not material to the financial condition or results of operations of the Borrower and in which the Borrower receives adequate consideration, or (c) that is approved by the Borrower's Board of Directors consistent with the Delaware General Corporation Law, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

  1) Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "COPYRIGHTS");

  2) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

  3) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

  4) All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "PATENTS");

  5) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "TRADEMARKS");

  6) All licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

  7) All amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

            It shall be an Event of Default under the Loan Documents between Borrower and Lender if there is a breach of any term of this Negative Pledge Agreement.

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            Capitalized items used herein without definition shall have the same meanings as set forth in the Loan and Security Agreement of even date herewith.

BORROWER:                               LENDER:

COMBINATORX, INCORPORATED               LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: /s/ Robert Forrester                BY:     LIGHTHOUSE MANAGEMENT PARTNERS
   --------------------------------             V, L.L.C., its general partner

Name: Robert Forrester
     --------------------------------

Title: CFO                             By: /s/ Thomas Conneely
      -------------------------------      ---------------------------

                                        Name: Thomas Conneely
                                             ------------------------

                                        Title: Vice President
                                              ------------------------

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